Exhibit 11
                                                                     Page 1

                                 CANDIE'S, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                                                  Three Months Ended
                                          --------------------------------------
                                          October 31, 1995      October 31, 1994
                                          ----------------      ----------------

                                                                      Restated
                                                                      (Note 6)

Income (loss) before
 extraordinary item                         $   705,642           ($  494,355)


Extraordinary item
 Gain on Debt extinguishment                       --               1,962,175
                                            -----------           -----------

Net Income                                      705,642             1,467,820


Earnings Per Share Income
 from investment of excess
 proceeds on exercise of
 common stock equivalents                       337,190                    --
                                            -----------           -----------


TOTAL EPS INCOME                            $ 1,042,832           $ 1,467,820
                                            ===========           ===========



Weighted average number
 of shares outstanding                       14,452,746             6,660,846
                                            ===========           ===========


Earnings (Loss) Per Share

Net Income (Loss) Before
 Extraordinary item                         $      0.07           ($     0.07)


Extraordinary item-Gain on
 extinguishment of debt, net of
 income taxes of $.02 for 1994                     --             $      0.29
                                            -----------           -----------

NET INCOME PER SHARE                        $      0.07           $      0.22
                                            ===========           ===========



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                                                                     Exhibit 11
                                                                     Page 2

                                 CANDIE'S, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                                               Nine Months Ended
                                     ---------------------------------------
                                     October 31, 1995       October 31, 1994
                                     ----------------       ----------------

                                                                Restated
                                                                (Note 6)

Income (loss) before
 extraordinary item                    $1,181,568              ($  158,032)


Extraordinary item
 Gain on Debt extinguishment                 --                  1,962,175
                                       ----------                ---------

Net Income                              1,181,568                1,804,143


Earnings Per Share Income
 from investment of excess
 proceeds on exercise of
 common stock equivalents (1)                 --                       --

                                       ----------               ----------
TOTAL EPS INCOME                       $1,181,568               $1,804,143
                                       ==========               ==========


Weighted average number
 of shares outstanding                  8,542,944                5,752,944
                                       ==========               ==========


Earnings (Loss) Per Share

Net Income (Loss) Before
 Extraordinary item                       $0.14                    ($0.03)


Extraordinary item-Gain on
 extinguishment of debt, net of
 income taxes of $.02 for 1994              --                      $0.34
                                       --------                  --------

NET INCOME PER SHARE                      $0.14                     $0.31
                                       ========                  ========


(1) The Modified Treasury Stock Method was not used since its results were antidilutive. Accordingly, there was no additional income included in earnings per share for investment of proceeds upon the exercise of common stock equivalents.

                                     Page 26